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                                  Exhibit 23.1
               Consent Of Independent Certified Public Accountants





The Board of Directors
Markel Corporation


     We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



KPMG LLP
Richmond, Virginia
December  20, 2000